News Release	Energy Partners, Ltd. 201 St. Charles Avenue, Suite 3400 New Orleans, Louisiana 70170

EPL Names Timothy Woodall Chief Financial Officer

New Orleans, Louisiana, August 22, 2006…Energy Partners, Ltd. (EPL) (NYSE:EPL) announced today that Timothy R. Woodall has joined EPL as of August 21, 2006 as its Executive Vice President and Chief Financial Officer.

Mr. Woodall has over 13 years of energy experience and was most recently with UBS Investment Bank (UBS) serving as an Executive Director within its Global Energy Group. In addition to focusing on international energy companies, he has advised on various mergers and acquisitions (M&A) and capital market transactions for a number of U.S. clients including EPL. Prior to his position with UBS, Mr. Woodall had been a Director of Investment Banking for Credit Suisse First Boston since 2001. From 1997 to 2001, Mr. Woodall worked for Woodside Petroleum Ltd. (Woodside) as head of M&A.

Mr. Woodall is a Certified Practising Accountant licensed in Australia and holds a Bachelor of Economics for the University of Adelaide. He and his family will reside in New Orleans, Louisiana, EPL's headquarters.

Richard A. Bachmann, EPL’s Chairman and CEO, commented, “"We are very excited to have Tim join our senior management team at EPL. We have worked well in the past together, most recently when we issued our senior notes in 2003. Our discussions with Tim pre-date our pending acquisition of Stone Energy Corporation. His experience and abilities will be of great value to the Company as we continue our growth. This is a very exciting and critical time for us with the pending acquisition of Stone, and we believe Tim is an excellent fit to our team."

Founded in 1998, EPL is an independent oil and natural gas exploration and production company based in New Orleans, Louisiana. The Company’s operations are focused along the U. S. Gulf Coast, both onshore in south Louisiana and offshore in the Gulf of Mexico.

Forward Looking Statements & Additional Information

This press release contains forward-looking information regarding EPL and Stone that is intended to be covered by the safe harbor “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. All statements included in this press release that address activities, events or developments that EPL or Stone expects, believes or anticipates will or may occur in the future are forward-looking statements. These include statements regarding:

• completion of the proposed merger,
• effective integration of the two companies,
• reserve and production estimates,

 • oil and natural gas prices,
 • the impact of derivative positions,
 • production expense estimates,
 • cash flow estimates,
 • future financial performance,
 • planned capital expenditures, and
 • other matters that are discussed in EPL’s and Stone’s filings with the SEC.

 These statements are based on current expectations and projections about future events and involve known and unknown risks, uncertainties, and other factors that may cause actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements. Please refer to EPL’s and Stone’s filings with the SEC, including each company’s Form 10-K for the year ended December 31, 2005, for a discussion of these risks.

 EPL AND STONE HAVE FILED A PRELIMINARY JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS WITH THE
 SECURITIES AND EXCHANGE COMMISSION. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ CAREFULLY THE
 DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT
 INFORMATION REGARDING EPL, STONE AND THE ACQUISITION. A DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS WILL
 BE SENT TO SECURITY HOLDERS OF EPL AND STONE SEEKING THEIR APPROVAL OF THE ACQUISITION.

 The documents filed with the SEC by EPL may be obtained free of charge from EPL’s website at www.eplweb.com or by directing a request to:  Energy Partners, Ltd., 201 St. Charles Avenue, Suite 3400, New Orleans, Louisiana 70170, Attn: Secretary, (504) 569-1875. In addition, the documents filed with the SEC by Stone may be obtained free of charge from Stone website at www.stoneenergy.com or by directing a request to: Stone Energy Corporation, 625 E. Kaliste Saloom Road, Lafayette, Louisiana 70508, Attn: Kenneth Beer, (337) 237-0410. Investors
 and security holders are urged to read the joint proxy statement/prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed acquisition.

 EPL, Stone and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of EPL and Stone in favor of the acquisition. Information about the executive officers and directors of EPL and their direct or indirect interests, by security holdings or otherwise, in the acquisition will be set forth in the proxy statement-prospectus relating to the acquisition when it becomes available. Information about the executive officers and directors of Stone and their direct or indirect interests, by security holdings or otherwise, in the acquisition will be set forth in the proxy statement-prospectus relating to the acquisition when it becomes available.

Contacts

Investors:

T.J. Thom (504-799-4830) / Al Petrie (504-799-1953)
Energy Partners, Ltd.

Media:

Eden Abrahams / Steve Frankel (212-355-4449)
Joele Frank, Wilkinson Brimmer Katcher

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